Exhibit 99.1

Contact:	Media:	Investors:
	Tony Plohoros	John Elicker
	Communications	Investor Relations
	609-252-7938	212 546-3775
	tony.plohoros@bms.com	john.elicker@bms.com

	Jeff Macdonald	Blaine Davis
	Communications	Investor Relations
	212-546-4824	609-252-7445
	jeffrey.macdonald@bms.com	blaine.davis@bms.com

BRISTOL-MYERS SQUIBB NAMES MICHAEL GROBSTEIN TO

BOARD OF DIRECTORS

New York, (March 6, 2007) – Bristol-Myers Squibb Company (NYSE: BMY) announced today that its Board of Directors has elected Michael Grobstein, retired Vice Chairman, Ernst & Young, to the Board. His appointment is effective today. Grobstein will serve as a member of the Audit Committee.

Grobstein, 64, was employed by Ernst & Young for 34 years. During his career there, he held various client service and management positions, including serving as a Vice Chairman for 14 years until his retirement from the firm. Grobstein currently is on the Board of Given Imaging Ltd., where he is chairman of the Executive Committee and the Audit Committee. He also served as chairman of the Audit Committee of Guidant Corporation until it was acquired by Boston Scientific.

“Bristol-Myers Squibb will benefit greatly from Mike’s breadth of financial and business experience,” said James D. Robinson III, chairman, Bristol-Myers Squibb. “We are looking forward to his expertise and insight as a key member of the Audit Committee.”

Bristol-Myers Squibb is a global pharmaceutical and related healthcare products company whose mission is to extend and enhance human life.

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